EXHIBIT 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES STATUTE OR SOME OTHER EXCEPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

February 3, 2017	$165,000.00
821 NW 57th Place
Fort Lauderdale, Florida 33309

PROMISSORY NOTE
FOR VALUE RECEIVED, the undersigned, Enviro Voraxial Technology, Inc., an Idaho corporation (the "Company"), having a business address at 821 NW 57th Place, Fort Lauderdale, Florida 33309, hereby promises to pay to the order of Brian Uhlmer (the "Holder"), the principal and interest amount of One Hundred Sixty Five Thousand Dollars ($165,000.00) by May 31, 2017 (the "Maturity Date").

1.          Term.  The term for this Agreement shall be for a period from the date of execution until note due date of May 31, 2017.  The term may be extended on a monthly basis if the SLB transaction is delayed.
2.          Proceeds. Holder will distribute net proceeds of One Hundred Fifty Thousand Dollars ($150,000) to the Company from gross loan value of One Hundred Sixty Five Thousand Dollars ($165,000) total loan amount.
3.          Interest.  The Company shall pay interest to the Holder on the principal balance borrowed at the rate of two and five tenths percent (2.5%) per month if the term is extended beyond initial maturity date. The note is issued at an original issuer discount of Fifteen Thousand Dollars ($15,000).
4.          Optional Prepayment; Mandatory Prepayment.  This Note may be prepaid at any time at the option of the Company.
5.          Stock Issuance.  Upon receipt of the loan, Holder shall receive fifty thousand (50,000) shares of Enviro Voraxial Tehcnology, Inc. common shares.
6.          Notices.  Any notice, other communication or payment required or permitted hereunder shall be in either email or writing and shall be deemed to have been given if delivered to the appropriate address as stated below:

To Holder	To Company
Brian Uhlmer	Enviro Voraxial Technology, Inc.
2306 Columbia Circle	821 NW 57th Place
League City, TX 77573	Fort Lauderdale, FL 33309
Phone: 832-738-7377	Phone: 201-637-3218
Email: briuhlmer@hotmail.com	Email: Jdibella@evtn.com
7.          Event of Default.
(a)          General.  The Company shall be in default under this Note if an Event of Default (as defined below) occurs.  Upon an Event of Default, the principal amount then outstanding of, and the accrued interest on, if any, this Note shall be immediately due and payable.
(b)          Definition.  For purposes of this Note, an "Event of Default" is any of the following occurrences:
(i)          The Company shall fail to pay the outstanding principal and all accrued and unpaid interest under this Note on the Maturity Date; or
(ii)          If the Company shall (i) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, (iii) consent to the appointment of a custodian, receiver, trustee (or other officer with similar powers) of itself or of any substantial part of its property, (iv) be adjudicated insolvent or (v) take corporate action for the purpose of any of the foregoing; or
(iii)          If proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or
(iv)          Any failure to perform or default in the performance by the Company that continues after applicable grace and cure periods, if any, under any covenant, condition or agreement contained in the Security Agreement.
8.          Remedies on Default, etc.  In case Default shall occur and be continuing, the Holder shall receive all revenues from the Company within 30 days of receipt of payments from customers until such time the principle and interest are paid in full.
9.          Waivers and Amendments.  The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor.  No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.  Any term of this Note may be amended or waived with the written consent of the Company and the Holder.

10.          Governing Law.  This Note is being delivered in, and shall be governed by and construed in accordance with, the laws of the State of Florida, without regard to conflicts of law provisions thereof.  The state and federal courts of Florida have jurisdiction; and venue for mediation, litigation and all other proceedings shall be located in Broward County, Florida.
COMPANY: Enviro Voraxial Technology, Inc.

By: /s/ John A. Di Bella
Name: John A. Di Bella
Its: CEO